Exhibit 10.0

BRIGGS & STRATTON CORPORATION

Form 10-Q for Quarterly Period Ended March 30, 2008

AMENDMENT TO

BRIGGS & STRATTON CORPORATION

KEY EMPLOYEE SAVINGS AND INVESTMENT PLAN

Effective January 1, 2008

AMENDMENT

TO

BRIGGS & STRATTON CORPORATION

KEY EMPLOYEE SAVINGS AND INVESTMENT PLAN

WHEREAS, Briggs & Stratton Corporation sponsors the Briggs & Stratton Corporation Key Employee Savings and Investment Plan (the “Plan”); and

WHEREAS, interest credited to the accounts of participants under that Plan has been based upon the prime rate determined on a quarterly basis and it is desirable instead to credit interest based on the prime rate as in effect each day;

NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED that Section 5.1 of the Plan is hereby amended effective as of January 1, 2008 to revise Section 5.1 thereof to read as follows:

5.1 Crediting of Interest.

A Participant’s Account shall be credited with interest each day at a rate equal to 80% of the Prime Rate at US Bank on such day divided by Three Hundred Sixty Five (365). Interest shall be credited each day with respect to the Participant’s closing Account balance for the previous day. A Participant’s Account shall be credited with interest until the Valuation Date preceding the date distribution of such Account is completed.

FURTHER RESOLVED, that the foregoing amendment shall apply both to the provisions of the Plan governing amounts deferred prior to January 1, 2005 and to the provisions of the plan governing amounts deferred on or after January 1, 2005.

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